UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 22, 2007, Rural/Metro Corporation (the “Company”) issued a press release announcing its unaudited financial results for the quarter ended December 31, 2006. The full text of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 2.02 by reference. The press release contains forward-looking statements regarding the Company.

Item 7.01 Other Events.

FORWARD LOOKING STATEMENTS

The statements, estimates, projections, guidance or outlook contained in this report (including the exhibits furnished with this report) include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). When used in this report and in filings by us with the SEC, in our news releases, presentations to securities analysts or investors, and in oral statements made by or with the approval of one of our executive officers, the words or phrases “believes,” “anticipates,” “expects,” “plans,” “seeks,” “intends,” “will likely result,” “estimates,” “projects” or similar expressions are intended to identify such forward-looking statements. These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These forward-looking statements involve risks, and uncertainties, including those described below under “Cautionary Statements”, that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Any or all forward-looking statements in this report and in any other public filings or statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including those described below under “Cautionary Statements.” Forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed in this report or any of our prior communications.

Except to the extent otherwise required by federal securities laws, we do not undertake to address or update forward-looking statements in this report or any future filings or communications regarding our business or operating results.

CAUTIONARY STATEMENTS

The following cautionary statements update any risk factors filed by the Company with the Securities and Exchange Commission (the “SEC”).

Cautionary Statements Relating to Our Inventory Restatement Due to an Error and the Related Delay in Our Filings

As we announced on February 14, 2007, our historical financial information should no longer be relied upon.

On February 14, 2007, we announced that management of the Company had concluded, and the Audit Committee had approved the conclusion, that due solely to our error in improperly including certain durable medical supply items within inventory, the Company’s consolidated financial statements as of and for the years ended June 30, 2006, 2005 and 2004, and the interim periods therein, and the unaudited condensed consolidated financial statements as and for the three months ended September 30, 2006, and any related financial information, should no longer be relied upon.

Until we are able to become current with our filings with the SEC, we may face several adverse consequences.

As described above, we have delayed filing our Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 and, although we are working as quickly as possible to complete our restatement and return to current filing status, we cannot provide assurance as to when this process will be completed. Because we are not current with our filings with the SEC, investors in our securities do not have the information required by SEC rules regarding our business and financial condition with which to make decisions regarding investment in our securities. In addition, until we are current with our SEC filings, the SEC will not declare a registration statement covering a public offering of securities effective under the Securities Act of 1933, and we will not be able to make offerings pursuant to existing registration statements or pursuant to certain “private placement” rules of the SEC under Regulation D to any purchasers not qualifying as “accredited investors.” We also will not be eligible to use a “short form” registration statement on Form S-3 to make equity or debt offerings for a period of 12 months after the time we become current in our filings. These restrictions could adversely affect our ability to raise capital, as well as our business, financial condition and results of operations. In addition, as discussed in the risk factor below, if we are not able to make these filings by April 23, 2007, our ability to obtain immediate and continued access to additional liquidity would likely be impaired, unless we received waivers or amendments from our lenders. We cannot assure you that these amendments or waivers will be received.

In addition, due to the need for restatement of the financial statements identified above, the Company did not timely file the Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, as disclosed on Form 12b-25 filed on February 12, 2007. As a result, the Company received a notice of default on February 22, 2007 from the trustee of its 9.875% Senior Subordinated Notes due 2015, and its 12.75% Senior Discount Notes due 2016. Any default under the Indentures that govern the notes also constitutes an “event of default” under the Company’s 2005 Credit Facility and could lead to an acceleration of the unpaid principal and accrued interest under the 2005 Credit Facility, unless a waiver is obtained. On March 13, 2007, the Company obtained a waiver of any defaults, including the event of default described above, under its 2005 Credit Facility. In addition, any default under the notes relating to the untimely filing of the Quarterly Report on Form 10-Q for the quarter ended December 31, 2006, will be cured within the 60-day cure period (April 23, 2007) upon the filing of such with the SEC. We cannot assure that we will be able to file the Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 by April 23, 2007, or if we are not able to make these filings by April 23, 2007, that we will be able to obtain additional amendments or waivers.

Material weaknesses or deficiencies in our internal control over financial reporting could harm stockholder and business confidence on our financial reporting, our ability to obtain financing and other aspects of our business. Maintaining an effective system of internal control over financial reporting is necessary for us to provide reliable financial reports.

Management reevaluated the Management Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006 (the “2006 Management Internal Control Report”). We concluded that we had a material weakness in our internal control related to inventory. The existence of a material weakness as of June 30, 2006 would preclude management from concluding that the Company’s internal control over financial reporting was effective as of June 30, 2006. The Company intends to amend its 2006 Management Internal Control Report. The existence of a material weakness is an indication that there is more than a remote likelihood that a material misstatement of our financial statements will not be prevented or detected. As a result of this material weakness, management’s assessment as of June 30, 2006 will conclude that our internal control over financial reporting is ineffective. It is also possible that additional material weaknesses will be identified in the future.

Because we will conclude that our internal control over financial reporting is not effective and because we expect our independent registered public accountants to issue an adverse opinion on the effectiveness of our internal controls over financial reporting, and to the extent we identify future weaknesses or deficiencies, there could be material misstatements in our financial statements and we could fail to meet our financial reporting obligations. As a result, our ability to obtain additional financing, or obtain additional financing on favorable terms, could be materially and adversely affected which, in turn, could materially and adversely affect our business, our financial condition and the market value of our securities. In addition, perceptions of us could also be adversely affected among customers, lenders, investors, securities analysts and others. This current material weakness or any future weaknesses or deficiencies could also hurt confidence in our business and consolidated financial statements and our ability to do business with these groups.

Cautionary Statements Relating to Our Business

We may fail to receive reimbursements from third-party payers.

We provide our medical transportation services on a fee-for-service basis and collect a substantial portion of our revenue from reimbursements from third-party payers, including government-funded healthcare programs such as Medicare and Medicaid and private insurance programs. We recognize revenue when we provide medical transportation services; however, the reimbursement process is complex and there can be lengthy delays before we receive payment. In addition, third-party payers may disallow, in whole or in part, requests for reimbursement based on assertions that certain amounts and services are not reimbursable or that additional supporting documentation is necessary. Retroactive adjustments made by third-party payers may change amounts realized from them. We received approximately 90 and 91 percent of our medical transportation fee collections from third-party payers during fiscal 2006 and 2005, respectively, including approximately 27 percent and 28 percent from Medicare during fiscal 2006 and 2005, respectively, and approximately 15 percent from Medicaid for both fiscal years. To the extent our claims are not reimbursed or allowed, it could have a material adverse effect on our financial condition, results of operations and cash flows.

We may not be able to successfully collect amounts billed directly to individual patients.

We are required to provide emergency medical transportation service regardless of the ability or willingness of the patient to pay. We face the risk of not being paid by individuals that require emergency medical transportation service and the risk of increased rates of non-payment should the number of such individuals using our services increase in our service areas. An increase in the number of uninsured individuals in the populations that we serve will increase these risks. Our failure to receive payments from a significant number of individual patients could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

Claims against us could exceed our insurance coverage; we may not have coverage for certain claims.

We are subject to a significant number of accident, injury and patient care incident lawsuits as a result of the nature of our business and day-to-day operations. Some of these lawsuits may involve large claim amounts and substantial defense costs. In order to minimize the risk of our exposure, we maintain insurance coverage for workers’ compensation, general liability, automobile liability and professional liability claims. In certain limited instances we may not have coverage for certain claims. When we do have coverage, the coverage limits of our policies may not be adequate. Liabilities in excess of our insurance coverage could have a material adverse effect on our business, financial condition, results of operations or cash flows. Claims against us, regardless of their merit or outcome, also may have an adverse effect on our reputation and business.

We may experience future increases in the cost of our insurance programs that could adversely affect our business, financial condition, results of operations or cash flows.

An increase in our claim experience may result in increases in our insurance premiums. If we experience increases in our premiums, it could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Two insurance companies with which we have previously done business are in liquidation proceedings and we may be required to cover a portion of claims covered by these insurers or lose deposits we have with them.

Two of our previous workers’ compensation and general liability programs insurers, Reliance Insurance Company (“Reliance”), from whom we purchased coverage for policy years 1992 through 2000, and Legion Insurance Company (“Legion”), from whom we purchased coverage in 2001 and 2002, are currently in liquidation proceedings in Pennsylvania. In the event that we incur workers’ compensation or general liability claims for the policy years covered by these insurers and they are not covered by the applicable insurer or state guaranty fund, we may be required to fund any losses related to such claims. As of June 30, 2006, we had letters of credit totaling $3.7 million issued on behalf of Reliance along with $1.3 million of cash on deposit with Mutual Indemnity, a Legion affiliate. The liquidation proceedings may result in the loss of all or part of the collateral and/or funds currently held by these insurers, and may result in restricted access to both insurance and reinsurance proceeds relating to our general liability program. A requirement to fund significant claims or the loss of some or all of the amounts posted as collateral could have a material adverse effect on our business, financial condition, result of operations and cash flows.

Our revenues may decline if Medicare reduces the reimbursements it pays to us or changes its programs.

Our revenues may decline if Medicare reduces its reimbursement rates or otherwise changes its current Medicare fee schedule. We received approximately 27 percent and 28 percent of our medical transportation fee collections from Medicare during fiscal 2006 and 2005, respectively. Any reductions in reimbursement rates or other changes to the Medicare fee schedule could result in a reduction in reimbursements we receive for our medical transportation services.

Some state and local governments regulate our rate structures and may limit our ability to increase our rates or maintain a satisfactory rate structure.

State or local government regulations or administrative policies regulate the rates we can charge in some states for medical transportation services. For example, the State of Arizona establishes the rates we may charge in the various communities we serve in that state. Medical transportation services revenue generated in Arizona accounted for approximately 33 percent and 31 percent of net revenue for fiscal 2006 and 2005, respectively. In some service areas in other states in which we are the exclusive provider of services, the municipality or fire district sets the rates for emergency medical transportation services pursuant to a master contract and establishes the rates for general medical transportation services that we are permitted to charge. In areas where we are regulated, there is no assurance that we will receive medical transportation service rate increases on a timely basis, or at all.

Due to budget deficits in many states, significant decreases in state funding for Medicaid programs have occurred or are proposed. Some states have reduced the scope of Medicaid eligibility and coverage. For example, patients covered by Medicare are required to make a 20 percent co-payment for medical transports. In most states, Medicaid makes this co-payment on behalf of its insureds (this is called a “cross-over payment”). Indiana recently passed legislation eliminating crossover payments by Medicaid and prohibiting medical transportation providers from collecting the 20 percent co-payment from patients. Other states have proposed taking similar steps.

If we are not able to charge satisfactory rates in one or more of the communities in which we operate it could have a material adverse effect on our revenues, results of operations or cash flows.

Our business is subject to laws, rules and regulations that can impose fines, penalties or other liabilities, revoke necessary licenses or otherwise cause material adverse effects.

Numerous laws, rules and regulations govern the medical transportation and fire fighting service business covering matters such as licensing, rates, employee certification, environmental matters and radio communications. Certificates of Need that certain states may employ to award market rights to geographic areas may change. Master contracts from governmental authorities are subject to risks of cancellation or unenforceability as a result of budgetary and other factors and may subject us to certain liabilities or restrictions.

Any failure to comply with all, or any changes in, applicable laws, rules and regulations could result in the revocation of contracts or licenses to conduct business in the relevant jurisdictions, fines or cause other material adverse effects. Federal and state laws also can require the owner or operator of real property to clean up historic contamination (or pay for that cleanup), without regard to fault.

Changes to existing programs also can create unanticipated risks.

Certain governmental actions could:

•	change existing laws, rules or regulations;

•	adopt new laws, rules or regulations that increase our cost of doing business;

•	lower reimbursement levels; or,

•	otherwise adversely affect our business, financial condition, results of operations or cash flows.

Our business is subject to substantial regulation and, if we fail to comply with all applicable laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

We are subject to extensive regulation at both the federal and state levels. The laws that directly or indirectly affect our ability to operate our business include the following:

•

federal laws (including the Federal False Claims Act) that prohibit entities and individuals from knowingly or recklessly making claims to Medicare, Medicaid and other government programs, as well as third-party payers, that contain false or fraudulent information;

•

a provision of the Social Security Act, commonly referred to as the “anti-kickback statute,” that prohibits the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare and Medicaid;

•	a provision of the Social Security Act that imposes criminal penalties on healthcare providers who fail to disclose or refund known overpayments;

•	similar state law provisions pertaining to anti-kickback, self-referral and false claims issues which typically are not limited to relationships with federal payers;

•

provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services;

•

federal laws that impose civil administrative sanctions for, among other violations, inappropriate billing of services to federally funded healthcare programs, and employing individuals who are excluded from participation in federally funded healthcare programs;

•

reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare and Medicaid programs and some other payers programs and some other payers;

•

provisions of HIPAA limiting how healthcare providers may use and disclose individually identifiable health information and the security measures taken in connection with that information and related systems, as well as similar state laws; and

•

federal and state laws governing medical transport services, including the licensing or certification of medical transportation service providers, training and certification of medical personnel, the scope of services that may be provided by medical personnel, staffing requirements, medical control, medical procedures, communications systems, vehicles and equipment.

If our operations are found to be in violation of any of the laws and regulations described above or the other laws and regulations which govern our activities, we may be subject to penalties, including civil and criminal penalties, exclusion from federal healthcare programs, damages, fines and the curtailment of our operations. Any material penalties, individually or in the aggregate, would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are sometimes open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

Healthcare laws and regulations may change significantly in the future. We monitor these developments and modify our operations from time to time where we perceive a need to do so in response to the regulatory changes. However, we cannot assure you that any new healthcare laws or regulations will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, or regulatory authorities will not result in a determination that could adversely affect our operations or that healthcare regulation will not change in a way that may have a material adverse effect on our business, financial condition, results of operations or cash flows.

HIPAA regulations could have a material adverse effect on our business either if we fail to comply with the regulations or as a result of the costs associated with compliance.

The privacy standards under HIPAA took effect April 14, 2001 and cover all individually identifiable health information used or disclosed by a healthcare provider. HIPAA establishes standards concerning the privacy, security and the electronic transmission of patients’ health information. Under the statute, there are civil penalties of up to $100 per violation (not to exceed $25,000 per calendar year for each type of violation) and criminal penalties for knowing violations of up to $250,000 per violation. The enforcing agency, the Office of Civil Rights (the “OCR”) of the Department of Health and Human Services, has announced a compliance-based and compliance improvement type of enforcement program. We believe there is not sufficient basis to understand OCR’s enforcement posture and the potential for fines which may result from OCR’s finding of a violation of the privacy regulations. The significant costs associated with compliance and the potential penalties as a result of our failure to comply with the rule could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

HIPAA also mandates compliance with the approved HIPAA format when we submit claims electronically. We are filing claims in the approved HIPAA format with all of our Medicare plans. In addition, we await announcements from the commercial insurers regarding their compliance with the electronic claims submission requirements.

The final security rule, which became effective April 20, 2005, requires healthcare suppliers and other entities to set security standards for health information and to maintain reasonable and appropriate safeguards to ensure the integrity and confidentiality of this information. It also requires that we protect health information against unauthorized use or disclosure. We believe we have developed the appropriate policies and procedures to comply with the final security rule. Failure to do so could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

We could experience a material adverse effect on our business, financial condition, results of operations, or cash flows due to: (i) significant costs associated with continued compliance under HIPAA or related legislative enactments, (ii) potential fines from our noncompliance, (iii) adverse affects on our collection cycle arising from non-compliance or delayed HIPAA compliance by our payers, customers and other constituents or (iv) impacts to the healthcare industry as a whole that may directly or indirectly cause a material adverse affect on our business.

Providers and suppliers in the health care industry, such as us, are the subject of federal and state investigations related to billing and other matters.

Both federal and state government agencies have pursued civil and criminal enforcement efforts related to billing and other matters as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the Federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. Penalties for False Claims Act violations include fines ranging from $5,500 to $11,000 for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally-funded healthcare programs. In addition, some states have adopted similar insurance fraud, whistleblower and false claims provisions.

From time to time, we receive requests and subpoenas for information from government agencies in connection with their regulatory and investigative authority, and are likely to be subject to such requests and subpoenas for information in the future. We review such requests and subpoenas and attempt to take appropriate action. We are also subject to requests and subpoenas for information in independent investigations. A determination by a regulatory or investigative authority in any of these investigations that we have violated the Federal False Claims Act or another civil or criminal statute could result in significant penalties or exclusion from federally-funded healthcare programs, which could result in a material adverse effect on our business, financial condition, results of operations or cash flows.

We are the subject of certain lawsuits, which if determined adversely to us, could harm our business.

We are a party to, or otherwise involved in, lawsuits, claims, proceedings and other legal matters that have arisen in the ordinary course of conducting our business. We cannot predict with certainty the ultimate outcome of any of these lawsuits, claims, proceedings and other legal matters to which we are a party to, or otherwise involved in, due to, among other things, the inherent uncertainties of litigation, government investigations and proceedings and legal matters generally. An unfavorable outcome in any of the lawsuits pending against us, including those described above, could result in substantial potential liabilities and have a material adverse effect on our business, consolidated financial condition and results of operations, our liquidity, our operations, and/or our ability to comply with any debt covenants. Further, these proceedings, and our actions in response to these proceedings, could result in substantial potential liabilities, additional defense and other costs, increase our indemnification obligations, divert management’s attention, and/or adversely affect our ability to execute our business and financial strategies.

We are dependent on maintaining our business relationships.

We depend to a great extent on contracts with municipalities or fire districts to provide emergency medical transportation services. Contracts or other agreements with municipalities, counties or fire districts may have certain budgetary approval constraints. Failure to allocate funds for a contract may adversely affect our ability to continue to perform services without suffering significant losses. In addition, most of our contracts are terminable by either party upon agreed notice periods or upon the occurrence of certain events of default. We may not be successful in retaining our existing contracts or in obtaining new contracts for emergency medical transportation or other services. The loss or cancellation of several of these contracts could have a material adverse effect on our business, financial condition, results of operations or cash flows.

Areas in which we provide subscription fire protection services may be converted to tax-supported fire districts or annexed by municipalities.

We provide residential and commercial fire protection services on a subscription-fee basis to property owners in unincorporated areas who do not receive services through municipal fire departments, volunteer fire departments, or fire protection districts. If several of the areas in which we provide subscription services were to convert to tax-supported fire districts or be annexed by municipalities, the loss of those arrangements could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may not accurately assess the costs of or revenues generated by new contracts, which could adversely affect our business, financial conditions, results of operations or cash flows.

Our new contracts increasingly involve a competitive bidding process. When we obtain new contracts, we must accurately assess the costs we will incur in providing services, as well as other factors such as expected transport volume, geographical issues affecting response time and the implementation of technology upgrades, in order to realize adequate profit margins or otherwise meet our financial and strategic objectives. Increasing pressures from healthcare payers to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make assessing the costs associated with the pricing of new contracts, as well as maintenance of existing contracts, more difficult. In addition, integrating new contracts, particularly those in new geographic locations, could prove more costly, and could require more management time, than we anticipate. Our failure to accurately predict costs or to negotiate an adequate profit margin could have a material adverse effect on our business, financial condition, results of operations or cash flows. We face risks in attempting to terminate unfavorable contracts prior to their stated termination date because of the possibility of forfeiting performance bonds and the potential material adverse effect on our public relations, business, financial condition, results of operations or cash flows.

We are in a highly competitive industry. If we do not compete effectively, we could lose business or fail to grow.

The medical transportation service industry is highly competitive. We compete to provide our emergency medical transportation services with governmental entities, hospitals, local and volunteer private providers and private providers, including national and regional providers such as American Medical Response. In order to compete successfully, we must make continuing investments in our fleet, facilities, and operating systems. We believe that counties, fire districts and municipalities and health-care institutions consider the following factors in awarding a contract:

•	quality of medical care;

•	historical response time performance;

•	customer service;

•	financial stability;

•	personnel policies and practices;

•	managerial strength; and

•	cost.

Some of our current competitors and certain potential competitors may have access to greater capital and other resources than us. Counties, municipalities, fire districts, and healthcare organizations that currently contract for medical transportation services could choose to provide medical transportation services directly in the future. We may experience increased competition from fire departments in providing emergency medical transportation service. We cannot assure you that we will be able to successfully compete to provide our medical transportation services.

Municipal fire departments, tax-supported fire districts and volunteer fire departments represent the principal providers of fire protection services for residential and commercial properties. Private companies represent only a small portion of the total fire protection market and generally provide services where a tax-supported municipality or fire district has decided to contract for these services or has not assumed the financial responsibility for fire protection. In these situations, we provide services for a municipality or fire district on a contract basis or provide fire protection services directly to residences and businesses who subscribe for this service.

Private providers, such as Wackenhut Services, Inc., also provide fire protection services to airports and industrial sites. We cannot assure you that:

•	we will be able to continue to maintain current contracts or subscriptions or to obtain additional fire protection business on a contractual or subscription-fee basis;

•	fire districts or municipalities will not choose to provide fire protection services directly in the future; or

•	we will be able to successfully compete with private providers of fire protection services.

The departure of our key management could adversely affect our business, financial condition, results of operations or cash flows.

Our success depends upon our ability to recruit and retain key management personnel. We could experience difficulty in retaining our current key management personnel or in attracting and retaining necessary additional key management personnel. We have entered into employment agreements with some, but not all of our executive officers and certain other key management personnel. Failure to retain or replace our key management may have an adverse effect on our business, financial condition, results of operations or cash flows.

We may not be able to successfully recruit and retain healthcare professionals with the qualifications and attributes desired by us and our customers.

Our ability to recruit and retain healthcare professionals significantly affects our business. Medical personnel shortages in some of our market areas currently make the recruiting, training and retention of full-time and part-time personnel more difficult and costly. Our internal growth will require the addition of new personnel. Failure to retain or replace our medical personnel or to attract new personnel may have an adverse effect on our business, financial condition, results of operations or cash flows.

We may not pay dividends.

We have never paid any cash dividends on our common stock. We currently plan to retain any earnings for use in our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our Board of Directors. Our senior subordinated notes due 2015, senior discount notes due 2016 and our credit facilities contain restrictions on our ability to pay cash dividends, and any future borrowings may contain similar restrictions.

It may be difficult for a third party to acquire us and this could depress our stock price.

We are a Delaware company which has adopted a Shareholder Rights Plan pursuant to which we issued one preferred stock purchase right, or a Right, for each outstanding share of common stock. Our Shareholder Rights Plan could make it difficult for a third party to acquire us, even if doing so would benefit security holders. The rights issued under the plan have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us in a manner or on terms not approved by our Board of Directors. Anti-takeover provisions in Delaware law, certain provisions of our charter and the Shareholder Rights Plan could depress our stock price and may result in entrenchment of existing management, regardless of their performance.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 22, 2007.

The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: March 22, 2007	By:	/s/ KRISTINE A. BEIAN-PONCZAK
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated March 22, 2007.